Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Press Release                                                                                                                Source: Cornerworld Corp.

CORNERWORLD AND SWAY INC. TERMINATE DEAL

May 5, 2008

Dallas, TX – Cornerworld Corp. (OTCBB: CWRL - News) announced today that the proposed transaction to purchase Sway, Inc. has been terminated.

“Due to the current market conditions, the ability to close within the time frame and under the terms of this transaction was not possible,” said Scott Beck, Cornerworld CEO. “Both Sway and Cornerworld worked diligently towards closing this transaction and have parted ways amicably.”

About CornerWorld Corp.

Cornerworld is a free, groundbreaking business management and social networking platform that empowers independent content creators to share and profit from their skill, offering a mash-up of the best Web 2.0 Building from the lessons and success of its predecessor, Cornerband.com, Cornerworld offers free “business manager” services for anyone with sellable content. From comedians to candidates, musicians, models and movie-makers, Cornerworld is committed to celebrating individuality and fostering creation in an intuitive, trusted, grassroots environment. Cornerworld adds live video feeds and capture to enhance the social networking aspects of content sharing, and inserts new functionality that displays, rates and encourages interaction. Cornerworld is easy to visit and free to join in four levels of membership: amateurs, rated amateurs, instant professionals and professionals. For more information, visit http://www.cornerworld.com

Safe Harbor

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements can be identified by the words, “expects,” “continues,” “projects,” “hopes,” “believes,” “could,” and other similar words. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations and are not statements of fact, actual events and results may differ materially from those projected. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

FOR FURTHER INFORMATION:

Contact:

Media

Michael Barnett

mike@cornerworld.com